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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549



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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) December 31, 1997


                   SECURITY ASSOCIATES INTERNATIONAL, INC.
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              (Exact Name of Registrant as Specified in Charter)


     Delaware                             0-20870                   87-0467198
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     (State or Other Jurisdiction       (Commission          (IRS Employer
         of Incorporation)              File Number)         Identification No.)


2101 S. Arlington Heights Road, Suite 100, Arlington Heights, IL      60005-4142
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code  (847) 956-8650
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ITEM 5.   OTHER EVENTS.

     On December 31, 1997, Security Associates International, Inc. completed the sale of One Million shares of its common stock, $.001 par value per share. The shares were privately placed with a group of accredited investors consisting of individuals, corporations and privately held investment companies. No underwriter or placement agent was used. The company received $5,000,000.00 in consideration in exchange for the shares and realized approximately $4,980,000.00 after estimated offering expenses of $20,000.00. The Company has agreed to file a registration statement to register the shares for resale by no later than September 30, 1998.


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       SECURITY ASSOCIATES INTERNATIONAL, INC.


                                       /s/ James S. Brannen
Date: January 7, 1998                  ------------------------------------
                                       James S. Brannen
                                       President